Exhibit 99.2

Rural Cellular Corporation
3rd Quarter 2000
Earnings Teleconference Commentary
November 7, 2000

Teleconference Administrative topics—Chris Boraas

  •
  Good morning, I'm Chris Boraas, RCC's Investor Relations Manager.

  •
  Thanks for taking the time to participate in our 3rd Quarter 2000 teleconference.

  •
  I would like to remind you that this call is being broadcast live through our Web site, at WWW.RCCWIRELESS.COM.

  •
  And as always, an archive of this call will be made available on our Web site.

  •
  To access the audio stream, click on the investor relations section.

  •
  Your system will require the Real Time Audio Player program.

  •
  In addition, a Form 8-K will be filed today including as exhibits our 3rd Quarter earnings press release and the text of the prepared remarks from today's teleconference.

  •
  Presenting in our call this morning will be Richard Ekstrand, RCC's President and CEO, and Wesley Schultz, RCC's chief financial officer.

  •
  Following the opening remarks, Rick, Wes and Ann Newhall, RCC's new Chief Operating Officer, will be available to take your questions.

  •
  We expect to be hosting a conference call in mid December when we will provide you an update on our 4th quarter in addition to sharing our expectations for 2001.

  •
  As a heads up for your models, starting in the fourth quarter of 2000, for reasons of materiality, we will no longer break out Wireless Alliance financial and operating data in press releases and SEC filings.

  •
  To aid your model reconstruction, an 8-K will be filed in late November, providing consolidated pro forma quarterly financial data and other key measurements for 1999 and 2000.

  •
  Before we begin, I want to state that any comments about RCC's future prospects are forward-looking and therefore involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the successful integration of newly acquired operations with RCC's existing operations, the ability to service debt incurred in connection with expansion, and other factors discussed from time to time in RCC's filings with the Securities and Exchange Commission.

  •
  And with that, I'll turn it over to Wes Schultz, who will review the 3rd quarter's financial performance and provide our 4th quarter outlook.

3rd Quarter 2000 Financial Review—Wesley Schultz

  •
  Thanks Chris.

  •
  I'd like to start out by saying that we are pleased with RCC's strong overall performance again this quarter.

  •
  Our achievement in net adds is highlighted by our 21% customer growth from September 30, 1999, on a pro forma basis.

  •
  It's safe to say that the features of digital phones and attractively priced service plans with larger local service areas were primary influences in adding new customers.

  •
  But as shown by our industry-leading retention rate of 98.3%, we also continued to do an excellent job of keeping our customers.

  •
  We have maintained this high level of customer retention while going through billing conversions in our Atlantic and Maine regions during the 2nd and 3rd quarters of this year.

  •
  Our high retention levels result from the focus that all of our regions have on customer retention and the excellent job that they do.

  •
  Reflecting all of these efforts, net adds for the 3rd quarter of 2000 were approximately 21,000, essentially the same as last year on a pro forma basis.

  •
  But as a matter of perspective, RCC has approximately 64,000 net adds, on a pro forma basis, for the nine-month period ended September 30, 2000, which is approximately 6% greater than in the comparable period of 1999.

  •
  As a result of net customer growth, we've seen a 17% increase in service revenues to $70 million in the 3rd quarter of this year as compared with pro forma service revenues of $60 million in the 3rd quarter of last year.

  •
  Because of the number of new customers we have added throughout the year, together with the migration of some of our existing customers to digital handsets, we have incurred an increase in cost of equipment as compared to last year.

  •
  We view this increased cost as an investment.

  •
  With approximately 55% of our year-to-date gross adds selecting digital handsets, digital customers now account for roughly 25% of our total cellular customer base.

  •
  As we leverage this investment we expect dividends in 2001 and beyond.

  •
  Roaming is certainly important to our operations, but I'd like to point out that RCC does not rely on roaming revenue as heavily as many other rural carriers for its financial success.

  •
  But through our long-term relationships and agreements with our roaming partners, we have worked proactively to create a roamer-friendly environment.

  •
  As a result of planned step-downs, our year-to-date pro forma outcollect roaming yield is now $0.49 per minute as compared to $0.61 in the prior year.

  •
  However, out-collect minutes, on a pro forma basis, have increased by over 50% for the nine months ended September 30th, which more than offset the decline in yield.

  •
  The net effect of these step-downs in roaming yield, together with increases in minutes, resulted in our nine month pro forma roaming revenues increasing approximately 11% as compared to the same period in 1999 to approximately $86 million.

  •
  It is important to note that comparability of roaming revenue in the 3rd quarter of 1999 to 2000 was affected by step-downs taken by both RCC and the Triton properties with a major roaming partner near the end of the 3rd quarter last year.

  •
  3rd quarter out-collect roaming yield was $0.48 per minute, essentially the same as 2nd quarter. This compares to an out-collect roaming yield in the 3rd quarter of 1999 of $0.60 per minute, on a pro forma basis.

  •
  In spite of these significant yield reductions, outcollect roaming revenue still improved slightly to $35 million in the 3rd quarter of this year.

  •
  Additional step-downs in outcollect roaming yield are anticipated in 2001; however, we do not expect the size of the declines to be as large.

  •
  Currently, AT&T and Verizon make up approximately 50% and 20% respectively of our total outcollect minutes.

  •
  The other side of the roaming discussion deals with the cost RCC incurs when its customers roam on other carriers' networks, or as we refer to it, incollect roaming expense.

  •
  Incollect roaming expense is included in the network cost line item in our P&L.

  •
  For the 3rd quarter, incollect roaming expense per minute, decreased to $0.39 as compared to $0.51 on a pro forma basis in the 3rd quarter of last year.

  •
  Incollect minutes however, have grown as we have offered larger local service areas to many of our customers.

  •
  As a result, network costs as a percentage of revenue increased to 23.7% in this year's 3rd quarter as compared to 21% in the pro forma 3rd quarter of 1999.

  •
  Certain service plans in our newly acquired Triton regions, which provide extended footprints to our customers, have contributed to the increase in incollect costs.

  •
  Through the next few quarters, we anticipate bringing network costs, as a percentage of revenues, lower and more in line with historical performance.

  •
  As we have leveraged our operations, certain economies of scale were definitely gained through our acquisition of Triton and RCC's continued focus on efficiencies.

  •
  Highlighting this improvement was SG&A, which decreased as a percentage of total revenue during the third quarter of 2000 by 250 basis points to 24.5% as compared to 27.0%, during the 3rd quarter of 1999, on a pro forma basis.

  •
  To further illustrate this point, if you exclude the effect of out-collect roaming margin, RCC's EBITDA growth rate for the 3rd quarter of 2000 was significantly higher than the 17% growth rate of service revenues.

  •
  Taken all together, as a result of strong service and roamer revenues together with operating efficiencies during the 3rd quarter 2000, EBITDA increased to $48.9 million marking the strongest quarter ever in the history of RCC.

  •
  Included in 3rd quarter EBITDA was $105,000 for the Wireless Alliance joint venture, its first-ever quarter of positive EBITDA.

  •
  In the 3rd quarter, we spent approximately $17 million in capital expenditures bringing our year to date total to just over $29 million.

  •
  And, as of September 30, 2000, we have drawn $1.035 billion against our $1.2 billion credit facility.

4th Qtr 2000 Forward Looking Discussion—Wesley Schultz

  •
  Now, I would like to take a few moments to discuss our outlook for this year's 4th quarter and to also provide you with some insights on how this quarter compares to the pro forma 4th quarter of 1999.

  •
  Net adds in the 4th quarter of 1999, on a pro forma basis, were approximately 24,000 and we expect net adds for this year's 4th quarter to be in this same range.

  •
  Additionally, we expect the rate of growth in this year's 4th quarter for service revenue, roaming revenue and EBITDA to all be greater than what we reported in this year's 3rd quarter.

  •
  Service revenue in the 4th quarter of 1999 was approximately $59 million on a pro forma basis. We expect service revenue in this year's 4th quarter to increase slightly more than the 16.6% rate increase that was reported in this year's 3rd quarter.

  •
  Roaming revenue in the 4th quarter of 1999 was approximately $26 million on a pro forma basis. Although roaming revenue in the 3rd quarter of 2000 was essentially the same as 1999, on a pro forma basis, we expect roaming revenue to grow by 5-10% during this year's 4th quarter as compared with pro form 4th quarter last year.

  •
  EBITDA in the 4th quarter of 1999 was approximately $35 million on a pro forma basis. We expect to generate solid year over year improvement in EBITDA with double-digit growth in this year's 4th quarter as compared with pro forma 4th quarter last year.

  •
  We expect our capital expenditures in the 4th quarter to be approximately $15 million.

  •
  And with that, I'll turn the discussion over to Rick.

CEO Discussion—Richard Ekstrand

  •
  Thanks Wes.

  •
  It seems like a long time ago, but I'd like to remind you that a year ago today, we signed a definitive agreement to acquire the cellular telephone licenses, operations and related assets of Triton Cellular Partners, L.P.

  •
  A lot has happened since then.....

  •
  But it continues to be apparent that the one thing to bet on within the telecommunications industry is the growth of the wireless sector.

  •
  And with that, we feel confident in our ability to continue to demonstrate excellent customer growth while showing strong financial results.

  •
  We look forward to rolling out cellular service plans yet this year and in 2001 that will provide customers even greater calling capacity using home zones and expanded services.

  •
  We are proud of our voice activated dialing services which enable our customers to enjoy the benefits of virtually hands-free use of their wireless phone, increasing its safety, convenience and flexibility.

  •
  Our recently announced nationwide roaming agreement with iRoam® should resolve past roaming clearing house issues and provide our prepaid customers seamless nationwide roaming.

  •
  Although we continue to expect strong results from our agent distribution programs throughout 2001, we will continue to evaluate the benefits of other distribution channels including corporate stores and kiosks.

  •
  Wireless Alliance will continue its focus as being an alternative to local landline services by allowing its customers to make virtually unlimited local calls and receive calls from anywhere in the world for one low, flat rate.

  •
  Working with our partner Voice Stream, Wireless Alliance will also explore a prepaid service package as part of its future product offerings.

  •
  A new market for RCC is the wireless data industry. Some have predicted it to eventually be as large as voice.

  •
  With test trials underway in several of our markets, RCC plans to commercially introduce wireless Internet services, under the brand name Akeva, in the fourth quarter of 2000 and throughout 2001.

  •
  We are continuing the development of our WAP applications with Giant Bear and are proceeding with test trials.

  •
  We anticipate a market launch during the first half of 2001.

  •
  The convergence of two of the fastest growing sectors in the economy today—the Internet and mobile communications—should be a great opportunity for RCC.

  •
  Another area of technology enhancement is the upgrade of our networks.

  •
  The Atlantic region is still expecting to finish the upgrade of its existing analog network to a TDMA network, essentially completing our 2G digital voice upgrade in our regions over the next 6 weeks.

  •
  An interesting observation is that approximately one-third of our Atlantic customers are already using digital phones today, providing us an existing group of customers ready for the enhanced features digital technology will provide.

  •
  In regard to future digital conversions to 3G, our development team is studying its place within RCC; however, we currently do not anticipate any capital outlays for this program in 2001.

  •
  We continue to view our recent announcement regarding Saco River as a strategic step in the development of our Northeast properties.

  •
  Understandably, there are questions regarding how Saco's CDMA digital technology will integrate into our Maine and Atlantic network.

  •
  Several alternatives have been explored including the possibility of building a TDMA network over Saco's existing CDMA network.

  •
  We received word recently and some of you may have noticed that the FCC consented to the transfer of control of the F- Block broadband PCS, Cellular and Microwave licenses from Saco River Telegraph and Telephone to an affiliate of RCC.

  •
  We view this as a very positive step toward the closing of the acquisition of Saco River and expect to complete the transaction in January of 2001.

Conclusion—Richard Ekstrand

  •
  So, to wrap things up, thanks to our infrastructure, networks and our experienced team of employees, we've come a long way in a few short years.

  •
  We are also well positioned to take advantage of the opportunities that lie ahead.

  •
  If you'd like to follow up with any further questions after the Q&A session, please call our investor relations department at (320) 808-2451 and Chris will help you out.

  •
  Thank you. Now, I will turn the teleconference back to Michelle, who will poll you for any questions.